Exhibit 99.1
First Quarter Investor Relations Update
April 12, 2022
General Overview

●	Capacity: During the first quarter, the Company flew 59.5 billion total available seat miles, down 10.7% versus the first quarter of 2019.

●
Revenue: The Company expects its first quarter total revenue to be down approximately 16% versus the first quarter of 2019, which is better than the Company’s recent guidance of down approximately 17%.

●	CASM[1]: The Company expects its first quarter CASM to be up between 12% and 13% versus the first quarter of 2019, compared to its previous guidance of up between 11% and 13%.

●	Fuel: The Company expects its cost of fuel to be between $2.80 and $2.85 per gallon of jet fuel and to have consumed approximately 895 million gallons during the first quarter of 2022.

●	Taxes: The Company expects to record an income tax benefit at an effective tax rate of 22%. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Shares Outstanding: The Company’s basic and diluted weighted average shares outstanding for financial reporting purposes were 649.5 million for the first quarter.

●
Net Special Items: The Company expects to report net special items of approximately $160 million in the first quarter before the effect of taxes. Net special items principally include a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to current market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.

●	Liquidity: The Company expects to end the first quarter with approximately $15.5 billion in total available liquidity.
These results and those reflected in the attached reconciliation tables are preliminary and final results for the first quarter may change. These preliminary results are based upon the Company's current estimates and are subject to completion of the Company's financial closing procedures.

1 All CASM guidance excludes fuel and net special items to provide comparability to prior guidance. Please see the GAAP to non-GAAP reconciliation at the end of this document.

First Quarter Investor Relations Update
April 12, 2022
Summary

1st Quarter 2022[1,2]
	Previous Guidance 3/15/2022	Current Guidance 4/12/2022

Total revenue	~ -17% (vs 1Q19)	~ -16% (vs 1Q19)

Available seat miles (ASMs) (bil)	~ -10% to -12% (vs 1Q19)	~ -10.7% (vs 1Q19) ~59.5 bil ASMs

CASM excluding fuel and net special items	~ +11% to +13% (vs 1Q19)	~ +12% to +13% (vs 1Q19)

Average fuel price (incl. taxes) ($/gal)	~ $2.73 to $2.78	~ $2.80 to $2.85
Fuel gallons consumed (mil)		~ 895

Other nonoperating expense excluding net special items ($ mil)		~ 360

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
April 12, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: Pretax loss (GAAP measure) to pretax loss excluding net special items (non-GAAP measure) and pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure). Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Pretax Loss
($ mil except share and per share amounts)
	1Q22 Range
	Low	High

Total revenue	$8,890	$8,890

Pretax loss	$(2,168)	$(2,053)
Pretax margin	-24.4%	-23.1%
Pretax net special items	160	160
Pretax loss excluding net special items	$(2,008)	$(1,893)
Pretax margin excluding net special items	-22.6%	-21.3%

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
April 12, 2022

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	1Q22 Range
	Low	High

Total operating expenses	$10,583	$10,698
Less fuel expense	2,506	2,551
Less operating net special items	160	160
Total operating expense excluding fuel and net special items	$7,917	$7,988

Total CASM (cts)	17.79	17.98

Total CASM excluding fuel and net special items (cts)	13.31	13.42
Percentage change compared to 1Q 2019 (%)	12.0%	13.0%

Total ASMs (bil)	59.5	59.5

Note: Amounts may not recalculate due to rounding.

April 12, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.